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               EXHIBIT 11.1 -- COMPUTATION OF PER-SHARE EARNINGS

                            IXC COMMUNICATIONS, INC.
                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
           FOR THE THREE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


                                                             YEAR ENDED DECEMBER 31,
                                                       ----------------------------------
                                                         1994          1995        1996
                                                       ----------------------------------
EARNINGS

  Adjusted net income (loss)                            $ 7,315    $ (4,965)    $(37,448)

  Less: Dividends applicable to preferred stock          (1,752)     (1,843)      (1,739)
                                                        --------------------------------

  Net income (loss) applicable to common stockholders     5,563      (6,808)     (39,187)

  Extraordinary (gain) loss                              (2,298)      1,747           --
                                                        --------------------------------

  Net income (loss) applicable to common
    stockholders before extraordinary items             $ 3,265     $(5,061)    $(39,187)
                                                        ================================

PRIMARY

  Weighted average number of shares outstanding          24,310      24,335       27,525

  Add: Effect for periods prior to the initial
    public offering (IPO), of common stock
    options issued within one year of the IPO               833         833          827

  Add: Dilutive effect of outstanding stock
    options                                                   9         120           --

  Less: Assumed repurchase of shares under
    the treasury stock method                              (159)       (180)        (143)
                                                        --------------------------------

  Number of shares used to compute earnings (loss)
    applicable to common stockholders                    24,993      25,108       28,209
                                                        ================================

FULLY DILUTED

  Weighted average number of shares outstanding          24,310      24,335       27,525

  Add: Effect for periods prior to the initial
    public offering (IPO), of common stock
    options issued within one year of the IPO               833         833          827

  Add: Dilutive effect of outstanding stock
    options                                                   9         120           --

  Less: Assumed repurchase of shares under
    the treasury stock method                              (159)       (180)        (143)
                                                        --------------------------------

  Number of shares used to compute earnings (loss)
    applicable to common stockholders                    24,993      25,108       28,209
                                                        ================================

PRIMARY INCOME (LOSS) PER COMMON SHARE

  Before extraordinary item                               $0.13      $(0.20)      $(1.39)

  Extraordinary gain (loss)                                0.09       (0.07)          --
                                                        --------------------------------

  Net income (loss)                                       $0.22      $(0.27)      $(1.39)
                                                        ================================


FULLY DILUTED INCOME (LOSS) PER COMMON SHARE

  Before extraordinary item                               $0.13      $(0.20)      $(1.39)

  Extraordinary gain (loss)                                0.09       (0.07)          --
                                                        --------------------------------

  Net income (loss)                                       $0.22      $(0.27)      $(1.39)
                                                        ================================

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